SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ESKIMO PIE CORP

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                12/07/98            6,000            12.8750
          GAMCO INVESTORS, INC.
                                12/29/98              810-           13.3750
          GABELLI ASSOCIATES LTD
                                 1/11/99           16,000            13.0898
                                 1/08/99            1,000            13.1250
                                 1/07/99            3,300            13.1629
                                 1/06/99            1,000            13.1250
                                12/21/98            8,000            13.6250
                                12/18/98            2,000            13.6250




















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.